As filed with the Securities and Exchange Commission on February 6, 1997
                                                      Registration No. 333-06535


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                V-ONE CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                                        52-1953278
   (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                         Identification No.)

                       1803 Research Boulevard - Suite 305
                            Rockville, Maryland 20850
               (Address of principal executive offices) (zip code)


                                  James F. Chen
                      President and Chief Executive Officer
                                V-ONE Corporation
                       1803 Research Boulevard - Suite 305
                            Rockville, Maryland 20850
                     (Name and address of agent for service)

                                 (301) 838-8900
                     (Telephone number of agent for service)

                                    Copy to:
                               Cary J. Meer, Esq.
                           Kirkpatrick & Lockhart LLP
                         1800 Massachusetts Avenue, N.W.
                                  Second Floor
                           Washington, D.C. 20036-1800

                                EXPLANATORY NOTE


         The Registrant hereby removes from registration 250,000 shares of its common stock ("Shares") that were registered in connection with an over-allotment option granted to the underwriters in the Registrant's initial public offering of common stock ("Offering").

         Initially, 450,000 Shares were registered to be sold in the over-allotment option. However, the underwriters elected to purchase only 200,000 Shares pursuant to the over-allotment option, leaving 250,000 Shares registered after the Offering was terminated.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this post-effective amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on February 6, 1997.

                                      V-ONE CORPORATION
                                      (Registrant)

                                      By: /s/ James F. Chen
                                         ------------------------------
                                         Name:  James F. Chen
                                         Title: President and
                                                  Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons or by their designated attorney-in-fact in the capacities and on the dates indicated.

Signature                       Title                               Date
---------                       -----                               ----

/s/ James F. Chen
----------------------         President, Chief                February 6, 1997
James F. Chen                  Executive Office
                               and Director


/s/ Charles B. Griffis
----------------------         Chief Financial                 February 6, 1997
Charles B. Griffis             Officer and Treasurer



----------------------         Director*                       __________, 1997
Hai Hua Cheng


----------------------         Director*                        __________, 1997
Charles C. Chen


----------------------         Director*                       __________, 1997
Harry S. Gruner


----------------------         Director*                        __________, 1997
William E. Odom




*By: /s/ James F. Chen
    -------------------
    James F. Chen
    Attorney-in-fact